  Exhibit 99.1

LOOP INDUSTRIES PROVIDES BUSINESS UPDATE AND REPORTS FIRST QUARTER FINANCIAL RESULTS OF FISCAL YEAR 2022

MONTREAL, QC/ACCESSWIRE/JULY 15 2021 — Loop Industries, Inc. (Nasdaq: LOOP) (the “Company” or “Loop”), a clean technology company focused on accelerating a circular plastics economy by manufacturing 100% recycled polyethylene terephthalate (“PET”) plastic and polyester fiber, today provided an update on its activities, and reported its consolidated financial results for the first quarter of fiscal year 2022.

SK global chemical Strategic Partnership and Equity Investment

On June 23, 2021, Loop announced announced that it intends to form a strategic partnership with SK global chemical Co. Ltd. ("SKGC"), a subsidiary of South Korea's SK Group, one of Asia's largest conglomerates, to accelerate the commercialization of Loop's sustainable PET plastic and polyester fiber manufacturing technology throughout Asia. Loop and SKGC intend to form a joint venture with exclusivity to build sustainable food-grade PET resin and polyester fiber manufacturing facilities throughout Asia to support global brand companies. Under the terms of the Memorandum of Understanding ("MOU") for the proposed joint venture, SKGC will own 51 percent of the joint venture and Loop will own 49 percent. Loop will also receive a recurring annual royalty fee as a percentage of revenue from each facility for the use of its technology.

In addition, Loop and SKGC have entered into a definitive agreement for SKGC to become a strategic investor in Loop. SKGC will purchase 4,714,813 new treasury common shares of Loop at a price of $12 per share, for total consideration of $56.5 million. SKGC was also granted options to acquire additional shares at successively higher prices, as well as representation on Loop’s Board of Directors. Closing of the strategic equity investment will be as soon as practical and no later than 90 days from the June 23, 2021 announcement.

Infinite Loop™ Quebec Project

On May 27, 2021, Loop acquired a 19 million square foot parcel of land in Bécancour, Québec for approximately $4.9 million. The site is located near existing industrial infrastructure, which reduces project costs, permitting time and does not result in the destruction of wetlands or forest. Loop intends to use the proceeds from SKGC’s strategic investment toward the funding of its planned Infinite Loop™ manufacturing facility at this recently acquired site.

Management Commentary

Daniel Solomita, Founder and CEO of Loop Industries, said: “As we begin collaboration with our valued partners at SK global chemical, we look forward to accelerating the global commercialization of our sustainable PET plastic manufacturing technology. With an initial investment in four projected facilities in North America, Europe and Asia, including Joint Ventures with Indorama and SUEZ, Loop is well positioned to meet the growing global demand for 100% recycled PET plastic and polyester fiber.”

First Quarter Ended May 31, 2021

The following table summarizes our operating results for the three-month periods ended May 31, 2021 and 2020, in U.S. Dollars.

	Three months ended May 31,
	2021	2020	Change
Revenues	$-	$-	$-

Expenses
Research and development
Stock-based compensation	395,545	352,007	43,538
External engineering	2,903,448	74,932	2,828,516
Employee compensation	1,690,583	467,041	1,223,542
Machinery and equipment expenditures	2,622,892	-	2,622,892
Demonstration plant operating expenses	691,537	286,103	405,434
Other	333,900	300,505	33,395
Total research and development	8,637,905	1,480,588	7,157,317

General and administrative
Stock-based compensation	(383,630)	659,817	(1,043,447)
Professional fees	1,631,451	221,697	1,409,754
Employee compensation	845,035	483,034	362,001
Directors and officers insurance	868,647	473,574	395,073
Other	199,068	114,959	84,109
Total general and administrative	3,160,571	1,953,081	1,207,490

Depreciation and amortization	132,001	255,974	(123,973)
Interest and other financial expenses	30,588	126,776	(96,188)
Interest income	(9,761)	(40,346)	30,585
Foreign exchange loss	206,060	76,641	129,419
Total expenses	12,157,364	3,852,714	8,304,650
Net loss	$(12,157,364)	$(3,852,714)	$(8,304,650)

First Quarter Ended May 31, 2021

The net loss for the three-month period ended May 31, 2021 increased $8.30 million to $12.16 million, as compared to the net loss for the three-month period ended May 31, 2020 which was $3.85 million. The increase is primarily due to increased research and development expenses of $7.16 million, increased general and administrative expenses of $1.21 million, an increase in foreign exchange loss of $0.13 million and a decrease in interest income of $0.03 million, partially offset by lower depreciation and amortization expenses of $0.12 million and lower interest and other financial expenses of $0.1 million.

The $7.16 million increase in research and development for the three-month period ended May 31, 2021 was primarily attributable to the following:

●
$2.83 million increase in external engineering expenses for ongoing design work for our Infinite LoopTM manufacturing process;
●
$2.62 million increase in purchases of research and development machinery and equipment. Starting in Q3 of fiscal 2021, we expense research and development machinery and equipment in accordance with ASC 730, Research and Development Costs, and no longer capitalize these costs. The timing of this accounting treatment is related to management’s decision to convert our pilot plant to exclusively a demonstration and training facility for our future Infinite Loop™ manufacturing facilities, therefore foregoing any alternative future use of its machinery and equipment assets in other applications;
●
$1.2 million increase in employee compensation expenses due to an increase in hiring; and
●
$0.41 million increase in demonstration plant and laboratory operating expenses due to increased activity at our demonstration plant.

The $1.21 million increase in general and administrative expenses for the three-month period ended May 31, 2021 was primarily attributable to the following:

●
$1.41 million increase in expenses for legal and professional fees due to costs principally associated with the ongoing SEC investigation and class action suits described in “Part II, Item 1. Legal Proceedings”;
●
$0.40 million increase in insurance expenses mainly due to directors and officers (“D&O”) insurance renewal costs; and
●
$0.36 million increase in employee compensation expenses due to an increase in hiring.

The listed increases in general and administrative expenses were partially offset by lower stock-based compensation expenses of $1.04 million which are mainly due to forfeitures of RSUs recorded in the three-month period ended May 31, 2021 for a total of $0.94 million.

The $0.12 million decrease in depreciation and amortization expenses for the three-month period ended May 31, 2021 is mainly attributable to the write-down of machinery and equipment assets related to the decision in the third quarter of fiscal 2021 to dedicate the demonstration and training facility to research and development activities. Although the machinery and equipment will continue to be utilized at our demonstration and training facility as it is an integral part of supporting the commercialization of our technology, application of ASC 730, Research and Development Costs requires machinery and equipment assets to be written off and all future costs associated with the demonstration and training facility to be recognized as a research and development expense in the consolidated statements of operations and comprehensive loss.

The $0.12 million increase in foreign exchange loss for the three-month period ended May 31, 2021 is mainly due to the fluctuation in USD/CAD exchange rates. The $0.10 million decrease in interest and other financial expenses for the three-month period ended May 31, 2021 is mainly due to the loss on revaluation of foreign exchange contracts in the three-month period ended May 31, 2020 which was nil in the three-month period ended May 31, 2021. The $0.03 million decrease in interest income for the three-month period ended May 31, 2021 is mainly due to lower interest rates as well as lower cash balances on which we receive interest.

Loop Industries, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended
	May 31, 2021	May 31, 2020
Revenue	$-	$-

Expenses :
Research and development	8,637,905	1,480,588
General and administrative	3,160,571	1,953,081
Depreciation and amortization	132,001	255,974
Interest and other financial expenses	30,588	126,776
Interest income	(9,761)	(40,346)
Foreign exchange loss (gain)	206,060	76,641
Total expenses	12,157,364	3,852,714

Net loss	(12,157,364)	(3,852,714)

Other comprehensive loss -
Foreign currency translation adjustment	206,815	(170,412)
Comprehensive loss	$(11,950,549)	$(4,023,126)
Loss per share
Basic and diluted	$(0.29)	$(0.10)
Weighted average common shares outstanding
Basic and diluted	42,433,107	39,916,838

Loop Industries, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As at
	May 31, 2021	February 28, 2021

Assets
Current assets
Cash and cash equivalents	$18,037,062	$35,221,951
Sales tax, tax credits and other receivables	1,551,702	1,763,835
Prepaid expenses	1,978,390	609,782
Total current assets	21,567,154	37,595,568
Investment in joint venture	1,500,000	1,500,000
Property, plant and equipment, net	8,569,606	3,513,051
Intangible assets, net	881,223	794,894
Total assets	$32,517,983	$43,403,513

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$9,057,423	$8,124,865
Current portion of long-term debt	971,257	938,116
Total current liabilities	10,028,680	9,062,981
Long-term debt	1,614,971	1,516,008
Total liabilities	11,643,651	10,578,989

Stockholders' Equity
Series A Preferred stock	-	-
Common stock	4,244	4,242
Additional paid-in capital	113,663,032	113,662,677
Additional paid-in capital – Warrants	8,826,165	8,826,165
Accumulated deficit	(101,819,334)	(89,661,970)
Accumulated other comprehensive loss	200,225	(6,590)
Total stockholders' equity	20,874,332	32,824,524
Total liabilities and stockholders' equity	$32,517,983	$43,403,513

Loop Industries, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended May 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(12,157,364)	$(3,852,714)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	132,001	256,090
Stock-based compensation expense	15,357	1,011,824
Accretion and accrued interest expenses	21,408	17,963
Loss on revaluation of foreign exchange contracts	-	98,502
Changes in operating assets and liabilities:
Sales tax and tax credits receivable	287,116	76,410
Prepaid expenses	(1,326,519)	(1,865,216)
Accounts payable and accrued liabilities	622,443	(720,759)
Net cash used in operating activities	(12,405,558)	(4,977,900)

Cash Flows from Investing Activities
Investment in joint venture	-	(650,000)
Additions to property, plant and equipment	(4,867,007)	(394,403)
Additions to intangible assets	(52,319)	(144,386)
Net cash used in investing activities	(4,919,326)	(1,188,789)

Cash Flows from Financing Activities
Repayment of long-term debt	(14,496)	(12,693)
Net cash (used) provided by financing activities	(14,496)	(12,693)

Effect of exchange rate changes	154,491	(29,534)
Net decrease in cash	(17,184,889)	(6,208,916)
Cash, beginning of period	35,221,951	33,717,671
Cash, end of period	$18,037,062	$27,508,755

Supplemental Disclosure of Cash Flow Information:
Income tax paid	$-	$-
Interest paid	$9,178	$10,311
Interest received	$9,761	$40,346

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop Industries owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and salt, to its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin suitable for use in food-grade packaging and polyester fiber, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement towards a circular economy by reducing plastic waste and recovering waste plastic for a sustainable future.

Common shares of the Company are listed on the NASDAQ Global Market under the symbol "LOOP."

For more information, please visit www.loopindustries.com. Follow Loop on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends”, “may”, “will”, “plans”, “expects”, “anticipates”, “should”, “could”, “projects”, “predicts”, “estimates”, “aims”, “believes”, “hopes”, “potential” or “continute” the negative of such terms or similar words. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, ability to improve and expand our capabilities, competition, expected activities and expenditures as we pursue our business plan, the adequacy of our available cash resources, regulatory compliance, plans for future growth and future operations, the size of our addressable market, market trends, and the effectiveness of the Company’s internal control over financial reporting. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to scale, manufacture and sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting scrutiny and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, government employment subsidy programs, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, (xi) the outcome of the current SEC investigation or recent class action litigation filed against us, (xii) our ability to hire and/or retain qualified employees and consultants and (xiii) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

For More Information:

Media Inquiries:

Stephanie Corrente

Loop Industries, Inc.

+1 (450) 951-8555

scorrente@loopindustries.com

Investor Inquiries:

Greg Falesnik

MZ Group—MZ North America

+1 949-259-4987

LOOP@mzgroup.us

www.mzgroup.us